                       Southwestern Bell Corporation
                             Senior Management
                       Deferred Compensation Program
                                  of 1988

      Consisting of the following (attached hereto):

      (1)   Southwestern Bell Corporation Senior Management
            Deferred Compensation Plan of 1988

      (2)   Southwestern Bell Corporation Senior Management
            Deferred Compensation Plan of 1988 (Early Payment
            Option)

                   EFFECTIVE FOR UNITS OF PARTICIPATION
                        HAVING A UNIT START DATE OF
                         JANUARY 1, 1988 OR LATER
                                    AND
                         Prior to January 1, 1991

                       Effective:   January 1, 1988

                          Revised: July 30, 1993

                       Southwestern Bell Corporation

                             Senior Management

                        Deferred Compensation Plan

                                  of 1988

                   EFFECTIVE FOR UNITS OF PARTICIPATION

                        HAVING A UNIT START DATE OF

                         JANUARY 1, 1988 OR LATER

                                    AND

                         PRIOR TO JANUARY 1, 1991

                        Effective: January 1, 1988

                  Revised and Restated:   July 30, 1993

                                   INDEX

Section                  Subject                                  Page
- -------                  -------                                  ----
    1           Statement of Purpose                                 1


    2           Definitions                                          1

    3           Administration of the Plan                           5

    4           Participation                                        6
                  4.1  Election to Commence a Unit
                        of Participation
                  4.2   Termination of Election

    5           Deferred Compensation                                6
                  5.1   Deferred Compensation Account
                  5.2   Participant Deferrals
                  5.3   Employer Contribution
                  5.4   Vesting of Deferred
                        Compensation Account
                  5.5   Valuation of Account
                  5.6   Statement of Accounts

    6           Retirement Benefits                                  9
                  6.1   Normal Retirement
                  6.2   Early Retirement
                  6.3   Provisions Relating to
                        Manner and Time of Payments
                  6.4   Termination Benefit
                  6.5   Disability
                  6.6   Survivor Benefits

    7           INTENTIONALLY OMITTED                               17

    8           Payment of Benefits                                 17
                  8.1   INTENTIONALLY OMITTED
                  8.2   Small Benefit
                  8.3   Emergency Benefit
                  8.4   Commencement of Payments
                  8.5   Withholding; Unemployment Taxes
                  8.6   Change in Status
                  8.7   Transfer to Bellcore
                  8.8   Leave of Absence
                  8.9   Ineligible Participant

    9           Beneficiary Designation                             20

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                                    2

   10           Discontinuation, Termination, Amendment             20
                  10.1  Employer's Right to Discontinue
                        Offering Units
                  10.2  Employer's Right to Terminate
                        Plan
                  10.3  Amendment

   11           Miscellaneous                                       22

                  11.1   Unsecured General Creditor
                  11.2   Trust Fund
                  11.3   Obligations to Employer
                  11.4   Non-Assignability
                  11.5   Employment Not Guaranteed
                  11.6   Protective Provision
                  11.7   Gender, Singular and Plural
                  11.8   Waiver of Benefits
                  11.9   Captions
                  11.10 Applicable Law
                  11.11 Validity
                  11.12 Notice
                  11.13 Successors and Assigns

                 AGREEMENT                                          25

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                                    1

                             Senior Management

                    Deferred Compensation Plan of 1988

Section 1 - Statement of Purpose

            The purpose of the Senior Management Deferred
      Compensation Plan of 1988 is to provide retirement, death, or termination-of-employment benefits to a select group of management employees consisting of Eligible
      Employees of Southwestern Bell Corporation (the "Company") and its subsidiaries ("Participating Companies").

Section 2 - Definitions

            For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

      1.    Administrative Committee.  "Administrative
            Committee" means a committee of three or more members, at least one of whom is a Senior Manager, who shall be designated by the Vice President- Human
            Resources to administer the Plan pursuant to Section 3.

      2. Agreement. "Agreement" means the written agreement entitled "Senior Management Deferred Compensation Plan of 1988 Agreement" (substantially in the form attached to this Plan) that shall be entered into by the Employer and a Participant with respect to each Unit of Participation to carry out the Plan with respect to such Participant.

      3. Annualized Total Unit Deferral Amount. The "Annualized Total Unit Deferral Amount" means the Total Unit

            Deferral Amount divided by four.

      4. Base Salary. "Base Salary" means the Participant's annual base salary before reduction pursuant to this Plan or any plan of the Employer whereby compensation is deferred, including but not limited to a plan whereby compensation is deferred in accordance with
            Section 401(k) of the Internal Revenue Code.

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                                     2

Section 2 - Definitions (cont'd)

      5. Beneficiary. "Beneficiary" means the person or persons designated as such in accordance with Section 9.

      6.    Board.  "Board" means the Board of Directors of
            Southwestern Bell Corporation.

      7. Compensation. "Compensation" means the Participant's monthly Base Salary plus any other compensation that is normally matched in the Southwestern Bell Corporation Savings Plan for Salaried Employees before reduction for compensation deferred pursuant to this Plan or any plan of the Employer whereby compensation is deferred, including but not limited to a plan whereby compensation is deferred in accordance with
            Section 401(k) of the Internal Revenue Code.

      8. Declared Rate. "Declared Rate" means with respect to any Plan Year the interest rate which will be credited during such Plan Year on a Participant's Deferred Compensation Accounts for Units of Participation which have not yet commenced benefit payments. The Declared Rate for each Plan Year will be determined by the Administrative Committee, in its complete and sole discretion, and will be announced on or before January 1 of the applicable Plan Year; provided that in no event will the Declared Rate for any Plan Year be less than the Moody's Corporate Bond Yield Average-Monthly Average Corporates as published by Moody's Investor's Service, Inc. (or any successor thereto) for the month of September before the Plan Year in question, or, if such yield is no longer published, a substantially similar average selected by the Administrative Committee.

      9. Deferral Amount. "Deferral Amount" means an amount of Base Salary deferred with respect to a Unit of Participation under this Plan.

      10. Deferred Compensation Account. "Deferred Compensation Account" means the account maintained on the books of account of the Employer for each Participant for each Unit of Participation pursuant to Section 5.1.

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                                     3

Section 2 - Definitions (cont'd)

      11. Disability. "Disability" means a disability as defined in the Southwestern Bell Corporation Sickness and Accident Disability Benefit Plan or the Southwestern Bell Corporation Senior Management Long Term Disability Plan covering the Participant, as applicable.

      12.   INTENTIONALLY OMITTED.

      13.   INTENTIONALLY OMITTED

      14.   INTENTIONALLY OMITTED

      15. Early Retirement. "Early Retirement" means the termination of a Participant's employment with Employer for reasons other than death prior to Normal Retirement and on or after the date Participant attains age 55.

      16.   Election Form.  The "Election Form" means an Eligible
            Employee's written election to participate in the Plan with respect to each Unit of Participation in accordance with Section 4.

      17. Eligible Employee. "Eligible Employee" means an Employee of the Employer who (a) is in active service,
            (b) is a Senior Manager or has an employment status which has been approved by the Board or its Chairman to be eligible to participate in this Plan, and (c) who continuously maintains the employment status upon which eligibility to participate in this Plan was based.

      18. Employee. "Employee" means any person employed by the Employer on a regular full-time salaried basis.

      19.   Employer.  "Employer" means Southwestern Bell
            Corporation or any of its subsidiaries.

      20. Normal Retirement. "Normal Retirement" means attainment of age 65 during a Participant's employment with Employer irrespective of whether there is a termination of Participant's employment with Employer.

      21. Participant. "Participant" means an Employee participating in the Plan in accordance with the provisions of Section 4.


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                                     4

Section 2 - Definitions (cont'd)

      22.   Plan Year.  "Plan Year" means the calendar year.

      23. "Rotational Work Assignment Company. ("RWAC")" shall mean Bell Communications Research, Inc. ("BellCore"), formerly the Central Services Organization, Inc., and/or any other entity with which Southwestern Bell Corporation or any of its subsidiaries may enter into an agreement to provide an employee for a rotational work assignment.

      24. Projected Employer Contribution. "Projected Employer Contribution" means for purposes of computing the Pre-Retirement Survivor Benefit with respect to a Unit of Participation pursuant to Section 6.6(a), the product of (i) the Company Match Rate Expressed as a Percent*, as in effect at the time of the Unit Start Date, times the Participant's annual Base Salary at the Unit Start Date minus (a) any Employer matching contribution determined as of the Unit Start Date associated with said Base Salary at the Unit Start Date which is then being contributed or is to be contributed to the Salaried Savings Plan and minus (b) any Employer matching contribution which has previously been allocated to a Unit of Participation under this or any other Employer deferred compensation plan and (ii) the number of years in the Unit Deferral Period for the Unit of Participation.

      25. Retirement Benefit Option. "Retirement Benefit Option" means with respect to any Unit of Participation the Retirement Benefit payment option described in
            Section 6.

      26. Senior Manager. "Senior Manager" means an individual employed by Employer in a position having a Salary
            Grade of 29 or above or equivalent.

      27. Southwestern Bell Corporation Savings Plan for Salaried Employees. "Southwestern Bell Corporation Savings Plan for Salaried Employees" or "Salaried Savings Plan" means the Southwestern Bell Corporation Savings Plan for Salaried Employees or any successor plan to such plan adopted by the Employer. Participants from any subsidiary, permitted to participate in this Plan, shall be treated as participating in the Southwestern Bell Corporation Savings Plan for Salaried Employees for purposes of calculating any matching Employer contributions.


* The Company Match Rate Expressed as a Percent means the maximum percent of salary that can be received as Employer matching contribution under the Southwestern Bell Corporation Savings Plan for Salaried Employees, e.g., a match of 66 2/3% of the amount of basic allotment (up to 6%) of salary results in a Company Match Rate Expressed as a Percent of .667 x 6% = 4%.

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                                     5

Section 2 - Definitions (cont'd)

      28. Subsidiary. A "Subsidiary" of the Company is any corporation, partnership, venture or other entity in which the Company has at least a 50% ownership interest.

      29. Total Unit Deferral Amount. "Total Unit Deferral Amount" means the sum of all amounts of Base Salary deferred during the Unit Deferral Period with respect to a Unit of Participation, as shown in Exhibit A of Participant's Agreement for that Unit of Participation.

      30. Unit Deferral Period. "Unit Deferral Period" means the number of months the Participant elects to reduce his Base Salary with respect to a Unit of Participation, as shown in Exhibit A of Participant's Agreement for that Unit of Participation. The Unit Deferral Period for a Unit of Participation will commence on the Unit Start Date and end upon the earliest to occur of the following: (i) the last day of the forty-eight (48) month period which commenced with the Unit Start Date, or (ii) when the Participant terminates employment, terminates the Unit of Participation or ceases to be an Eligible Employee as described in Section 6.4 of the Plan. In no event shall the Unit Deferral Period for a Unit of Participation end later than forty-eight (48) months after the Unit Start Date.

      31. Unit of Participation. "Unit of Participation" means a stated Total Unit Deferral Amount and associated
            Employer contributions which provide stated benefits pursuant to Section 6 in accordance with the Participant's Agreement for that Unit of Participation.

      32. Unit Start Date. "Unit Start Date" means the date for commencement of deferrals shown in Exhibit A of a Participant's Agreement for a given Unit of Participation. The Unit Start Date will be January 1, unless the Administrative Committee, in its sole discretion permits a new Participant to elect a Unit Start Date within 30 days after such Participant first becomes an Eligible Employee.


Section 3 - Administration of the Plan

            The Administrative Committee shall be the sole administrator of the Plan and will administer the Plan, interpret, construe and apply its provisions in accordance with its terms. The Administrative Committee shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Administrative Committee shall be final and binding.

Section 4 - Participation

      4.1 Election to Commence a Unit of Participation. Any Eligible Employee may elect to commence deferral of Base Salary with respect to a Unit of Participation under the Plan by filing a completed Election Form with the Administrative Committee prior to the beginning of the Unit Start Date. Pursuant to said Election Form, the Eligible Employee shall elect a Total Unit Deferral Amount and a Unit Deferral Period to be specified in Exhibit A of Participant's Agreement with respect to such Unit of Participation.

            The combination of deferrals from all of the Participant's Units of Participation including the Unit of Participation with respect to which the Participant is electing to commence deferrals and from Units of Participation under the Southwestern Bell Corporation Senior Management Deferred Compensation Plan ("SBC DCP"), must be at least six percent (6%) of Participant's Base Salary at the Unit Start Date for the Unit of Participation with respect to which the Participant is electing to commence deferrals. A Unit of Participation shall require a minimum Annualized Total Unit Deferral Amount of $1,000. The sum of the Participant's contributions, if any, to the Southwestern Bell Corporation Savings Plan for Salaried Employees plus the Annualized Total Unit Deferral Amounts for all Units of Participation under this Plan and under the SBC DCP in a given Plan Year may not exceed thirty percent (30%) of a Participant's Compensation for that Plan Year.

      4.2 Termination of Election. A Participant's election to defer Base Salary is irrevocable upon the filing of his Election Form with the Administrative Committee, provided, however, that the election may be terminated with respect to Base Salary not yet paid by mutual agreement in writing between the Participant and the Administrative Committee. Such termination if approved shall be effective beginning the first day of the month following the execution of such mutual agreement.


Section 5 - Deferred Compensation

      5.1 Deferred Compensation Account. The Administrative Committee shall establish and maintain a separate Deferred Compensation Account for each Participant for each Unit of Participation. The amount by which a Participant's Base Salary is reduced each month pursuant to Section 4.1 and the amount of Employer contribution allocated to the Participant's Units of Participation pursuant to Section 5.3 with respect to any Unit of Participation shall be credited by the Employer to the Participant's Deferred Compensation Account for such Unit of Participation no later than the first day of the following month, and such Deferred Compensation Account shall be debited by the amount of any payments made by the Employer to the Participant or the Participant's Beneficiary with respect to such Unit of Participation pursuant to this Plan.

            With respect to each Unit of Participation, the Deferred Compensation Account of a Participant shall be deemed to bear interest from the date such Deferred Compensation Account was established through the date of commencement of benefit payments at a rate equal to the applicable Declared Rate for the particular Plan Year on the balance from month-to-month in such Deferred Compensation Account. Interest will be credited monthly to the Deferred Compensation Account at one-twelfth of the annual Declared Rate, compounded annually. Following the commencement of benefit payments with respect to a Unit of Participation, a Participant's Deferred Compensation Account shall be deemed to bear interest on the balance in such Deferred Compensation Account from month-to-month at a rate equal to one-twelfth of the average of the annual Declared Rates for the five (5) Plan Years ending prior to commencement of benefit payments (or, if the Plan has been in operation for less than five (5) Plan Years, the average of the Declared Rates for all Plan Years ending prior to commencement of benefit payments).

      5.2 Participant Deferrals. The Participant's Total Unit Deferral Amount is deferred in equal amounts on a monthly basis over the Unit Deferral Period or as otherwise may be permitted by the Administrative Committee. The amount deferred each month with respect to a given Unit of Participation shall be credited by the Employer to the Participant's Deferred Compensation Account for that Unit of Participation no later than the first day of the following month.

            The Participant will be permitted to defer an

      additional amount equal to all or a portion of his Short Term Incentive Award. A Participant shall not be permitted to "defer" into the Plan any monies that are not compensation paid by Employer. Any additional deferrals by a Participant with respect to a given Unit of Participation shall not affect Total Unit Deferral Amount and shall not result in any change in the maximum Employer contribution pursuant to Section 5.3 for the Plan Year during which the additional deferral is made. In no event shall any such additional deferral by a Participant result in any reduction in the amounts by which the Participant's Base Salary is reduced pursuant to Exhibit A to the Participant's Agreement with respect to such Unit of Participation prior to completion of deferral of the Total Unit Deferral Amount for such Unit of Participation. Participant's election to defer all or a portion of his Short Term Incentive Award shall be filed with the Administrative Committee (on a form to be provided by said Committee for such purpose) prior to the beginning of the fiscal year during which such Award is earned.

            Such additional deferral amount shall be considered a separate part of Participant's Deferred Compensation Account, shall be subject to the terms thereof except survivor benefits, and shall be paid out in the same manner as the rest of such Deferred Compensation Account.

      5.3 Employer Contribution. Participation in this Plan does not preclude participation in the Southwestern Bell Corporation Savings Plan for Salaried Employees. For a given Plan Year, the aggregate Employer contribution to both the Southwestern Bell Corporation Savings Plan for Salaried Employees and this Plan on behalf of a Participant will be an amount equal to the Company Match Rate Expressed as a Percent as in effect during all or portions of that Plan year times the Participant's Compensation as in effect during all or portions of that Plan Year which is contributed or deferred for that Plan Year by the Participant in accordance with each plan, respectively. Any such amount of Employer contribution not allocated to the Southwestern Bell Corporation Savings Plan for Salaried Employees will be credited to the Participant's Deferred Compensation Accounts, as applicable. The amount or percent of a Participant's Base Salary to be allocated to Basic Allotments in the Southwestern Bell Corporation Savings Plan for Salaried Employees shall be specified in Paragraph 3 of a Participant's Agreement.

      5.4 Vesting of Deferred Compensation Account. A Participant's interest in his Deferred Compensation Account shall vest at the same rate and in the same manner as it would under the Southwestern Bell Corporation Savings Plan for Salaried Employees, as in effect from time to time, had both the Deferral Amount and the Employer contribution to this Plan with respect to that Deferral Amount for any given Unit of Participation been contributed instead to the Southwestern Bell Corporation Savings Plan for Salaried Employees. For this purpose all years of service recognized under the Southwestern Bell Corporation Savings Plan for Salaried Employees, for purposes of determining a Participant's vested interest under that plan, shall be taken into account in determining the Participant's vested interest under this Plan.

      5.5   Valuation of Accounts.  The value of a Deferred
      Compensation Account as of any date shall equal the amounts theretofore credited to such account plus the interest on such account credited in accordance with Section 5.1 through the day preceding such date.

      5.6 Statement of Accounts. Each Participant will receive annual statements in such form as the Administrative
      Committee deems desirable setting forth the balance standing to the credit of each of the Participant's Deferred
      Compensation Accounts.

Section 6 - Retirement Benefits

            Section 6 shall apply to all Units of Participation under this Plan. The benefits specified in this Section 6 shall be provided under the Retirement Benefit Option.

      6.1 Normal Retirement. Upon Normal Retirement, with respect to a Unit of Participation, the Employer shall pay to the Participant an equal amount each month for one hundred eighty (180) months, beginning on the first day of the month next following the date of Normal Retirement, which will amortize over such one hundred eighty (180) equal monthly payments the sum of (a) the value of the Deferred Compensation Account for such Unit of Participation as of the date of commencement of benefit payments, plus (b) the interest that will accrue on the unpaid balance in such Deferred Compensation Account during such one hundred eighty
      (180) month period pursuant to Section 5.1 ("Standard Retirement Benefit"). Alternatively, a Participant may elect in the Agreement for any Unit of Participation to receive an alternative retirement benefit in lieu of the Standard Retirement Benefit ("Alternative

      Retirement Benefit") for such Unit of Participation either in a lump sum payment or in sixty (60) or one hundred twenty
      (120) equal monthly payments, with the amount of each monthly payment to be calculated in accordance with the principle stated in the preceding sentence.

      6.2 Early Retirement. Upon Early Retirement, with respect to a Unit of Participation, the Employer shall pay to the Participant an equal amount each month for one hundred eighty (180) months, beginning on the first day of the month next following the date of Early Retirement, which will amortize over such one hundred eighty (180) equal monthly payments the sum of (a) the value of the Deferred Compensation Account for such Unit of Participation as of the date of commencement of benefit payments, plus (b) the interest that will accrue on the unpaid balance in such Deferred Compensation Account during such one hundred eighty
      (180) month period pursuant to Section 5.1 ("Standard Retirement Benefit"). Alternatively, a Participant may elect in the Agreement for any Unit of Participation to receive an alternative retirement benefit in lieu of the Standard Retirement Benefit ("Alternative Retirement Benefit") for such Unit of Participation either in a lump sum payment or in sixty (60) or one hundred twenty (120) equal monthly payments, with the amount of each monthly payment to be calculated in accordance with the principle stated in the preceding sentence. A Participant may further elect in the Agreement for any Unit of Participation to have the Early Retirement Benefit for such Unit of Participation commence when he attains age 65.

      6.3 Provisions Relating to Manner and Time of Payments. If a Participant's Agreement fails to show an election of a manner of payment of a Normal or Early Retirement Benefit such Participant will receive the Standard Normal or Early Retirement Benefit in accordance with Section 6.1 or
      Section 6.2, respectively.

            In the event that a final determination shall be made by the Internal Revenue Service or any court of competent jurisdiction that by reason of Normal or Early Retirement a Participant has recognized gross income for Federal income tax purposes in excess of the Standard or Alternative Retirement Benefit actually paid by the Employer to which such gross income is attributable, the Employer shall make a lump sum payment to the Participant of the remaining balance of his Deferred Compensation Accounts for any affected

      Units of Participation. If a benefit is payable to a Participant pursuant to this paragraph for any Unit of Participation, no other benefits shall thereafter be payable under this Plan with respect to such Unit of Participation.

            Notwithstanding any election made by the Participant, the Administrative Committee will pay the Participant's Standard or Alternative Retirement Benefit in the form of a lump sum payment if the value of his Deferred Compensation Account for a Unit of Participation is less than $10,000 when payment of a Normal or Early Retirement Benefit with respect to the Unit of Participation would otherwise commence.

      6.4   Termination Benefit.

            6.4(a)    Termination of Employment Before Attaining Age
                      55. Upon any termination of employment of the Participant for reasons other than death or Disability before the Participant attains age fifty-five (55), the Company shall pay to the Participant, with respect to a Unit of Participation, as compensation earned for services rendered prior to his termination of service, a lump sum equal to the vested portion of the amounts standing credited to his Deferred Compensation Account for such Unit of Participation as of the date of such termination of service ("Termination Benefit").

            6.4(b)    Termination of a Unit of Participation.   A
                      Participant may discontinue a Unit of
                      Participation while continuing in the service of the Employer. Notwithstanding any other provision of the Plan, upon such discontinuance, the Participant shall immediately cease to be eligible for any benefits other than his Termination Benefit with respect to that Unit of Participation except as provided under Section 8.1.

                      No other benefit shall be payable with regard to such Unit of Participation to either the Participant or any Beneficiary of such

                      Participant. The Participant shall continue to be credited with interest on the amounts standing credited to his Deferred Compensation Accounts as provided under Section 5.1 and to vest in such amounts as provided under
                      Section 5.4 while he remains in employment with the Employer until payment of his Termination Benefit. However, no further Participant deferrals or Employer contributions to this Plan shall be made pursuant to Sections 5.2 or 5.3 with respect to a Unit of Participation after a Participant discontinues or terminates such Unit of Participation.

                      A Participant shall terminate a Unit of
                      Participation if he terminates his election to defer Base Salary with the approval of the Administrative Committee pursuant to
                      Section 4.2.

            6.4(c) Loss of Eligibility. In the event that the Participant ceases to be an Eligible Employee by reason of a change to an employment status which is not eligible to participate in this Plan, except as provided under Section 8.1, the Participant shall immediately cease to be eligible for any benefits other than a modified Termination Benefit which shall consist of a lump sum equal to the vested amounts standing credited to his Deferred Compensation Accounts as of the date of such loss of eligibility, provided the Participant shall continue to be credited with interest on such amounts as provided under Section 5.1 and to vest in such amounts as provided under
                      Section 5.4 while he remains in employment with the Employer. However, no further Participant deferrals or Employer contributions shall be made to this Plan pursuant to Sections 5.2 or 5.3 subsequent to the date of such loss of eligibility. Each such lump sum Termination Benefit shall be payable upon the Participant's termination of employment by the Employer, whether by death, Normal Retirement, Early Retirement or any other means. The provisions 18 of this subparagraph 6.4(c) shall not apply if the Participant in his new employment status is an eligible employee under another similar deferred compensation plan of the Employer. In such event the provisions of
                      Section 8.6 of this Plan shall apply.

            6.4(d) No Other Benefits Payable. When a Participant terminates employment, terminates a Unit of Participation or ceases to be an Eligible Employee under circumstances in which
                      Section 6.4(a), (b) or (c) applies, no
                      Survivor Benefit or other benefit shall
                      thereafter be payable under this Plan to either the Participant or any Beneficiary of the Participant with respect to such Unit of Participation except as provided under
                      Section 8.1.

      6.5 Disability. In the event that a Participant suffers a Disability, Participant deferrals and Employer contributions that otherwise would have been credited to the Deferred Compensation Accounts of the Participant in accordance with Sections 5.2 and 5.3 will continue to be credited to such Deferred Compensation Accounts at the same time and in the same amounts as they would have been credited if the Participant had not suffered a Disability for as long as he is eligible to receive monthly disability benefits equal to 100 percent of his monthly base salary at the time of his Disability. At such time as the Participant is not eligible to receive monthly disability benefits equal to 100 percent of his monthly base salary at the time of his Disability, Participant deferrals and Employer contributions that otherwise would have been credited to the Deferred Compensation Accounts of the Participant in accordance with
      Section 5.2 and 5.3 shall cease.

            If the Participant recovers from his Disability and returns within sixty (60) days thereafter to employment with the Employer in an employment status which would make him eligible to participate in this Plan and prior to the end of the original Unit Deferral Period, the Participant shall continue or resume making deferrals, as the case may be, in accordance with Section 5.2 and the Employer shall continue or resume making contributions, as the case may be, in accordance with Section 5.3 until the end of the original Unit Deferral Period.

            If the Participant recovers from his Disability, the Participant shall be treated as terminating service with the

      Employer on the date of his recovery, unless within sixty
      (60) days thereafter he returns to employment with the Employer in an employment status which makes him eligible to participate in this Plan.

            If a Participant's Disability terminates by reason of his death, the rights of his Beneficiary shall be determined pursuant to Section 6.6 as if the Participant had not been disabled but rather had been in service on the date of his death and either died or retired on such date, whichever would be most advantageous to such Beneficiary. If a Participant's Disability terminates by reason of attainment of age 65, the Participant shall upon the attainment of age 65 be entitled to a Normal Retirement Benefit determined pursuant to Section 6.1. If a Participant's Disability terminates by reason of the Participant's election to take Early Retirement under the Plan, the Participant shall be treated as having an Early Retirement on the date elected by the Participant and shall be entitled to an Early Retirement Benefit determined pursuant to Section 6.2.

      6.6   Survivor Benefits.

            6.6(a) If a Participant dies while in service with the Employer (or while suffering from a Disability prior to attaining age 55) prior to eligibility for Early Retirement with respect to a Unit of Participation, upon the Participant's death the Employer will pay to the Participant's Beneficiary with respect to each Unit of Participation an amount per month, as specified in paragraph 6 of his Agreement, equal to the greater of (i) [(50% of the sum of the Total Unit Deferral Amount plus the Projected Employer Contribution for such Unit of Participation) divided by 12] or
                      (ii) the balance in the Deferred Compensation Account (excluding any Short Term Incentive Award deferred pursuant to Section 5.2 and excluding any interest earned on the Short Term Incentive Award) divided by the number of months payments are to be made as stated below, plus interest in accordance with the interest methodology of Section 6.2. Payments are to be made for the greater of one hundred twenty (120) months or the number of months from the date of Participant's death until he would have been age 65. ("Pre-Retirement Survivor Benefit")

                      In addition, the Participant's Beneficiary will receive any Short Term Incentive Award associated with such Unit of Participation, deferred pursuant to Section 5.2, plus corresponding interest earned on the Short Term Incentive Award, paid out over the same period as the Pre- Retirement Survivor Benefit and in accordance with the interest methodology of Section 6.2.

            6.6(b) If a Participant dies while in service after eligibility for Early Retirement with respect to a Unit of Participation, but prior to commencement of payment of an Early or Normal Retirement Benefit with respect to such Unit of Participation, the Employer will pay to the Participant's Beneficiary the greater of (i) the benefit that such Participant's Beneficiary would have received with respect to such Unit of Participation had the Participant retired and commenced to receive an Early Retirement Benefit on the day prior to such Participant's death or (ii) a benefit equal to the Pre-Retirement Survivor Benefit. The Administrative Committee shall determine which benefit is greater on a present value basis using such interest rate as the Administrative Committee may determine in its sole discretion. Payments will commence upon the Participant's death, irrespective of when Early Retirement Benefit payments would have commenced if the Participant had survived. Such payments shall be made in accordance with the method of payment which the Participant had elected for payment of his Normal or Early Retirement Benefit.

            6.6(c) If a Participant dies after Early or Normal Retirement but before commencement of payment of an Early or Normal Retirement Benefit with respect to a Unit of Participation, the Employer will pay to the Participant's Beneficiary the installments of any such benefit that such Participant's Beneficiary would have received with respect to such Unit of Participation had the

                      Participant commenced to receive an Early or

                      Normal Retirement Benefit on the day prior to such Participant's death. Payments will commence upon the Participant's death, irrespective of when Early or Normal Retirement Benefit payments would have commenced if the Participant had survived. Such payments shall be made in accordance with the method of payment which the Participant had elected for payment of his Normal or Early Retirement Benefit.

            6.6(d) If a Participant dies after the commencement of payment of an Early or Normal Retirement Benefit with respect to a Unit of Participation, the Employer will pay to the Participant's Beneficiary the remaining installments of any such benefit that would have been paid to the Participant had the Participant survived.

            6.6(e) As an additional benefit, if a Participant dies subsequent to eligibility to commence payment of a Standard or Alternative Retirement Benefit, and has a surviving spouse, the Employer shall pay to the spouse commencing on the later of (a) the sixteenth
                      (16th) year after commencement of payment of any Standard or Alternative Retirement Benefit or (b) the first of the month following the Participant's death, an amount per month for the life of the spouse equal to sixty-six and two-thirds percent (66-2/3%) of the Standard Retirement Benefit. If the spouse is more than three (3) years younger or older than the Participant on the date of Participant's death, the amount of such benefit shall be actuarially adjusted based on standard mortality tables.

Section 7 - INTENTIONALLY OMITTED

Section 8 - Payment of Benefits

      8.1   INTENTIONALLY OMITTED

      8.2 Small Benefit. Notwithstanding any election made by the Participant, the Administrative Committee will pay any benefit in the form of a lump sum payment if the lump sum equivalent amount is less than $10,000 when payment of such benefit would otherwise commence.


      8.3 Emergency Benefit. In the event that the Administrative Committee, upon written petition of the Participant, determines in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Employer shall pay to the Participant, as soon as practicable following such determination, the balance of his Deferred Compensation Accounts for one or more Units of Participation as necessary to meet the emergency (the "Emergency Benefit"). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. Upon payment of an Emergency Benefit with respect to any Unit of Participation, the Unit of Participation shall thereupon terminate, and no other benefits shall be payable under the Plan to either the Participant or any Beneficiary of the Participant with respect to the Unit of Participation.

      8.4 Commencement of Payments. Except as otherwise provided in this Plan, commencement of payments under this Plan shall begin sixty (60) days following the event which entitles a Participant (or a Beneficiary) to payments under the Plan, or at such earlier date as may be determined by the Administrative Committee.

      8.5 Withholding; Unemployment Taxes. To the extent required by the law in effect at the time payments are made, the Employer shall withhold from payments made hereunder the minimum taxes required to be withheld by the federal or any state or local government.

      8.6 Change in Status. In the event of a change in the employment status of a Participant to a status in which he is no longer an Eligible Employee under this Plan, but is an eligible employee under the Management Deferred Compensation Plan of 1988 or another similar deferred compensation plan of the Employer, the Participant and all of his Units of Participation under this Plan shall automatically be transferred to such other deferred compensation plan for which he is then an eligible employee, unless otherwise determined by the Administrative Committee. In the event of any such transfer, the provisions of the other deferred compensation plan to which the Participant transfers shall thereafter determine the rights and benefits of the Participant with respect to all of his Units of Participation, unless otherwise determined by the

      Administrative Committee. The Employer may, but shall not be required to, enter into revised Agreements with the Participant to carry out the provisions of this Section.

      8.7 Transfer to RWAC. Effective August 1, 1990, if a Participant transfers to a RWAC prior to completion of a Unit of Participation, deferrals which would otherwise have been made by the Participant in accordance with Section 5.2 shall continue to be made by the Employer until the Participant resumes employment with the Employer but for a maximum period not to exceed 5 years. Contributions which would have been made by the Employer in accordance with Section 5.3 shall also continue to be made by the Employer during such period as Participant contributions are continued in accordance with the preceding sentence. Benefits applicable during the period of employment at a RWAC (not to exceed 5 years) and the methods used for crediting the Deferred Compensation Account and repaying amounts contributed by the Employer and reducing the Normal Retirement or Early Retirement Benefit paid to the Participant or his Beneficiary shall be the same as those applicable pursuant to Section 6.7 in the case of Disability, i.e., employment at a RWAC shall be deemed a Disability for the purpose of making determinations pursuant to Section 6.7. If the Participant has not resumed employment with the Employer in an employment status which makes him eligible to participate in this Plan within 5 years from date of transfer, a Termination Benefit based on the amounts credited to the Participant's Deferred Compensation Account at the date of transfer shall be paid upon termination of employment with a RWAC or the Expiration of such 5 year period, whichever is earlier.

      8.8 Leave of Absence. If a Participant absents himself from employment on a formally granted leave of absence (i.e., the absence is with formal permission in order to prevent a break in the continuity of the Employee's term of employment which permission is granted in conformity with the rules of the Employer which employs the individual, as adopted from time to time), all of the Participant's Units of Participation shall automatically be frozen upon such leave of absence, unless otherwise determined by the Administrative Committee. No Participant deferrals or Employer contributions shall be made during the leave of absence. However, during the leave of absence (for a period not to exceed six (6) months), the Participant shall continue to be credited with interest on his Deferred Compensation Accounts as provided under Section 5.1 and to vest in such amounts as provided under Section 5.4, and all benefits shall continue to be payable to the Participant and his

      Beneficiaries in accordance with Section 6 hereof, except in the case of a political leave (i.e., to campaign for or serve when elected to a political office, to serve if appointed to public office or for non-candidate employees to participate in campaigns of candidates for political office). In the case of such a political leave, except as provided under
      Section 8.1, the only benefit payable if the Participant dies during such leave shall be a Termination Benefit based on the amounts credited to the Participant's Deferred Compensation Accounts, which shall be payable to the Participant's Beneficiary. If the Participant returns to employment with the Employer in an employment status which makes him eligible to participate in this Plan within six (6) months from commencement of the leave of absence, Participant deferrals and Employer contributions will resume until the end of the original Unit Deferral Period. If the Participant has not resumed employment with the Employer in an employment status which makes him eligible to participate in this Plan within six (6) months from the commencement of the leave of absence, a Termination Benefit based on the amounts credited to the Participant's Deferred Compensation Accounts shall be paid to the Participant.

            This Section 8.8 shall not apply with respect to any period during which a Participant is suffering from a Disability, and such period of Disability shall not be included under this Section 8.8 as a portion of a period of leave of absence.

      8.9 Ineligible Participant. Notwithstanding any other provisions of this Plan to the contrary, if any Participant is determined not to be a "management or highly compensated employee" within the meaning of the Employee Retirement Income Security Act of 1974, as amended (ERISA) or Regulations thereunder, such Participant will not be eligible to participate in this Plan and shall receive an immediate lump sum payment equal to the vested portion of the amounts standing credited to his Deferred Compensation Accounts.
      Upon such payment no Survivor Benefit or other benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant, except as provided under Section 8.1.

Section 9 - Beneficiary Designation

            Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both primary as well as contingent) to whom payment under this Plan shall be made in the event of his death prior to complete distribution to Participant of the benefits due him under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Administrative Committee during the Participant's lifetime on a form prescribed by the Administrative Committee with written acknowledgment of receipt.

            The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of Beneficiary or Beneficiaries other than the spouse.

            If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Administrative Committee shall direct the distribution of such benefits to the Participant's estate.

Section 10 - Discontinuation, Termination, Amendment

      10.1 Employer's Right to Discontinue Offering Units. The Chairman of the Board may at any time discontinue offerings of additional Units of Participation with respect to any or all future Plan Years. Any such discontinuance shall have no affect upon the deferrals or benefits or the terms or provisions of this Plan as applicable to any then previously existing Units of Participation.

Section 10 - Discontinuation, Termination, Amendment
             (cont'd)

      10.2 Employer's Right to Terminate Plan. The Board may at any time terminate the Plan. Termination of the Plan shall mean that (1) there shall be no further offerings of additional Units of Participation with respect to any future Plan Year; (2) Base Salary shall prospectively cease to be deferred with respect to all Units of Participation for the then Plan Year and thereafter; and (3) all then currently existing Units of Participation shall be treated as follows:

            The Participant's Deferred Compensation Accounts shall be 100% vested. The Participant shall receive or continue to receive all benefits under this Plan at such time as provided in and pursuant to the terms and conditions of his Agreement(s) and as described in this Plan, provided however, any benefits payable under a Unit of Participation that is not completed due to a termination of the Plan under this Section 10.2 shall be prorated based upon the number of months Participant made deferrals with respect to such Unit of Participation divided by the Unit Deferral Period for that Unit of Participation.

      10.3 Amendment. The Board may at any time amend the Plan in whole or in part, provided however, that no amendment, including an amendment to this Section 10, shall be effective, without the written consent of a Participant, to alter, to the detriment of such Participant, the benefits described in this Plan as applicable to a Unit of Participation of the Participant or to decrease amounts standing credited to such Participant's Deferred Compensation Accounts under the Plan. For purposes of this Section 10.3, an alteration to the detriment of a Participant shall mean a reduction in the period of time over which benefits are payable under a Participant's Agreement, subject however to the proration provisions of Section 10.2 hereof, or any change in the form of benefits payable to a Participant under the Participant's Agreement. Written notice of any amendment shall be given to each Participant.

Section 11 - Miscellaneous

      11.1 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights,interest, or claims in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by Employer ("Policies"). Any such Policies or other assets of Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan. Any and all of the Employer's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of Employer to pay money in the future.

      11.2 Trust Fund. The Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Employer's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.

      11.3 Obligations to Employer. If a Participant becomes entitled to a distribution of benefits under the Plan, the Employer may offset against the amount of benefits otherwise distributable any claim to reimbursement for intentional wrongdoing by the Participant against the Employer or an affiliate. Such determination shall be made by the Administrative Committee.

      11.4 Non-Assignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

      11.5 Employment Not Guaranteed. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Employee any right to be retained in the employ of the Employer or to serve as a director.

      11.6 Protective Provisions. A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Employer may deem necessary and taking such other relevant action as may be requested by the Employer. If a Participant refuses so to cooperate, the Employer shall have no further obligation to the Participant under the Plan. If a Participant commits suicide during the two-year period beginning on the Unit Start Date for a given Unit of Participation or if the Participant makes any material misstatement of information or non-disclosure of medical history, then no benefits will be payable with respect to that Unit of Participation to such Participant or his Beneficiary, or in the Employer's sole discretion, benefits may be payable in a reduced amount.

      11.7 Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine or feminine, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

      11.8 Waiver of Benefits. No benefit shall be payable under the provisions of this Plan with respect to any Participant who is or was a member of a group of employees designated by an Employer as eligible to waive such benefit if such Participant has waived such benefit under this Plan unless the Employer by which such Participant is or was last employed has authorized the revocation of such waiver and such Participant has revoked such waiver.

      11.9 Captions. The captions of the articles, sections, and paragraphs of this Plan are for convenience only and shall not control nor affect the meaning of construction of any of its provisions.

      11.10 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Missouri.

      11.11 Validity. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

      11.12 Notice. Any notice or filing required or permitted to be given to the Administrative Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Employer, directed to the attention of the Vice President-Human Resources of the Employer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

      11.13 Successors and Assigns. This Plan shall be binding upon the Company and its successors and assigns.

                       SOUTHWESTERN BELL CORPORATION

                             SENIOR MANAGEMENT

               DEFERRED COMPENSATION PLAN OF 1988 AGREEMENT


                        19__  UNIT OF PARTICIPATION

                  THIS AGREEMENT is made and entered into at St. Louis, Missouri as of the _____ day of ________, 19__, by and between SOUTHWESTERN BELL CORPORATION ("Company"), and
      __________________________ ("Senior Manager").

                  WHEREAS, the Company has adopted a Senior
      Management Deferred Compensation Plan of 1988 (the "Plan");
      and

                  WHEREAS, The Senior Manager has been determined to be eligible to participate in the Plan; and

                  WHEREAS, the Plan requires that an agreement be entered into between the Company and the Senior Manager setting out certain terms and benefits of the Plan as they apply to the Senior Manager;

                  NOW, THEREFORE, the Company and the Senior Manager hereby agree as follows:

            1. The Plan is hereby incorporated into and made a part of this Agreement, as though set forth in full herein. The parties shall be bound by, and have the benefit of, each and every provision of the Plan, including without limitation the restrictions on assignability set forth in the Plan.

            2.    The Senior Manager was born on _____________.

            3. The Senior Manager's basic allotment percentage in the Southwestern Bell Corporation Savings Plan for Salaried Employees ("Savings Plan") is ____ percent (__%). Any subsequent change in this level of participation by the Senior Manager before this Unit of Participation is completed will void this Agreement and require that a new Agreement be entered into between the Employer and the Senior Manager.

            4. The Senior Manager's Base Salary during a calendar year shall be reduced in accordance with Exhibit A attached to this Agreement.

            5. The Senior Manager's Projected Employer Contribution associated with this Unit of Participation is set forth in Exhibit A attached to this Agreement. There shall be no duplication of Employer matching contributions, i.e., it is understood that any Employer matching contributions corresponding to Senior Manager deferrals under this Unit of Participation that are contributed to the Plan will preclude Employer matching contributions to the Savings Plan with respect to such Senior Manager deferrals, and vice versa.

            6. The amount per month of Pre-Retirement Survivor Benefit in accordance with Section 6.6(a) of the Plan is the greater of (i) $__________, or (ii) the balance in the Deferred Compensation Account (excluding Short Term Incentive Awards deferred and interest earned on such awards) divided by the number of months payments are to be made, plus interest; such amounts shall be payable for the greater of ten (10) years or the number of years from the date of Participant's death until he would have been age 65.

            7. The payment option for Participant's 19__ Unit of Participation shall be the Retirement Benefit Option in accordance with Section 6.

                  This payment option will also apply to payout of any Short Term Incentive Awards deferred and interest earned on such awards. Such payout is not considered part of the Standard Retirement Benefit.

                         RETIREMENT BENEFIT OPTION

            (Paragraphs 8 and 9 apply to benefits paid pursuant to the Retirement Benefit Option.)

            8. Upon Normal or Early Retirement, the Participant hereby elects: (please initial (a) or (b))

            (a) ____To receive a Standard Retirement Benefit, payable for a period of one hundred eighty (180) months.

            (b) ____To receive an Alternative Retirement Benefit to be paid in accordance with one of the following payment modes:
(please initial one of the following)

                      (i) ______     In a lump sum payment.

                    (ii) ______      In equal monthly installments for
                                     a period of sixty (60) months.

                   (iii) ______      In equal monthly installments for
                                     a period of one hundred twenty
                                     (120) months.

            9. The Participant hereby elects to receive any Early Retirement Benefit as follows (please initial [a] or [b]):

                  (a) ________ Commencing at age 65.

                  (b) ________ Commencing at Early Retirement.


            10.   INTENTIONALLY OMITTED

            11.   INTENTIONALLY OMITTED

            12. This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, and the Senior Manager and his Beneficiaries.

                  IN WITNESS WHEREOF, the parties hereto have signed and entered into this Agreement on and as of the date first above written.

      THE COMPANY:
                         By _______________________________
                            Its Senior Vice President-
                            Human Resources

      SENIOR MANAGER:      ___________________  ____________
                                Signature          Date

                                                   _____________________________
                                                       Senior Manager's Name

                       SOUTHWESTERN BELL CORPORATION

                             SENIOR MANAGEMENT

                   DEFERRED COMPENSATION PLAN AGREEMENT

                                 Exhibit A

                        19__ Unit of Participation

Unit Start Date: _________, 19__

Unit Deferral Period: 48 Months

                                            Annual Amount
                    Year                      Deferred
                    ----                    -------------
1.    Unit Start Date:

      19__     (commencing the first day
               of the month of January)     $___________  (1)

2.    19__                                   ___________  (1)

3.    19__                                   ___________  (1)

4.    19__     (ending the last day of       ___________  (1)
               the month of December)

                                Total Unit
                           Deferral Amount  $____________

    Projected Employer Contribution         $____________
    associated with this Unit of
    Participation

    Monthly Pre-Retirement Survivor         $____________
    Benefit associated with this Unit
    of Participation

- ----------------------------------------------------------------
(1) This amount will be deferred in equal amounts on a monthly basis.

                       Southwestern Bell Corporation

                             Senior Management

                        Deferred Compensation Plan

                                  of 1988

                          (Early Payment Option)

                   EFFECTIVE FOR UNITS OF PARTICIPATION

                        HAVING A UNIT START DATE OF

                         JANUARY 1, 1988 OR LATER

                                    AND

                         PRIOR TO JANUARY 1, 1991

                        Effective: January 1, 1988

            Revised and Restated:   July 30, 1993

                         INDEX

Section                  Subject                                  Page
- -------                  -------                                  ----
    1           Statement of Purpose                                 1

    2           Definitions                                          2

    3           Administration of the Plan                           6

    4           Participation                                        6
                  4.1  Election to Commence a Unit
                        of Participation
                  4.2     Termination of Election

    5           Deferred Compensation                                7
                  5.1   Deferred Compensation Account
                  5.2   Participant Deferrals
                  5.3   Employer Contribution
                  5.4   Vesting of Deferred
                        Compensation Account
                  5.5   Valuation of Account
                  5.6   Statement of Accounts

    6           INTENTIONALLY OMITTED                               10

    7           Early Payment Option                                10
                  7.1   Early Payment Benefit

                  7.2   Termination Benefit
                  7.3   Disabilty
                  7.4   Survivor Benefits

    8           Payment of Benefits                                 17
                  8.1   INTENTIONALLY OMITTED
                  8.2   Small Benefit
                  8.3   Emergency Benefit
                  8.4   Commencement of Payments
                  8.5   Withholding; Unemployment Taxes
                  8.6   Change in Status
                  8.7   Transfer to Bellcore
                  8.8   Leave of Absence
                  8.9   Ineligible Participant

    9           Beneficiary Designation                             21

   10           Discontinuation, Termination, Amendment             21
                  10.1  Employer's Right to Discontinue
                        Offering Units
                  10.2  Employer's Right to Terminate
                        Plan
                  10.3 Amendment

     11         Miscellaneous                                       22
                  11.1  Unsecured General Creditor
                  11.2  Trust Fund
                  11.3  Obligations to Employer
                  11.4  Non-Assignability
                  11.5  Employment Not Guaranteed
                  11.6  Protective Provisions
                  11.7  Gender, Singular and Plural
                  11.8  Waiver of Benefits
                  11.9  Captions
                  11.10 Applicable Law
                  11.11 Validity
                  11.12 Notice
                  11.13 Successors and Assigns

           AGREEMENT                                                25

                             Senior Management

                    Deferred Compensation Plan of 1988

                          (Early Payment Option)

Section 1 - Statement of Purpose


            The purpose of the Senior Management Deferred Compensation Plan of 1988 (Early Payment Option) is to provide retirement, short-term savings, death, or termination-of-employment benefits to a select group of management employees consisting of Eligible Employees of Southwestern Bell Corporation (the "Company") and its subsidiaries ("Participating Companies").

            For purposes of this document, the Southwestern Bell Corporation Senior Management Deferred Compensation Plan of 1988 (Early Payment Option) is referred to as the "EPO Portion of the Plan" and the Southwestern Bell Corporation Senior Management Deferred Compensation Program of 1988 of which the EPO Portion of the Plan is a part is referred to as the "Plan."

Section 2 - Definitions

            For the purposes of this EPO Portion of the Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

      1. Administrative Committee. "Administrative Committee" means a committee of three or more members, at least one of whom is a Senior Manager, who shall be designated by the Vice President-Human Resources to administer the Plan pursuant to Section 3.

      2. Agreement. "Agreement" means the written agreement entitled "Senior Management Deferred Compensation Plan of 1988 Agreement (Early Payment Option)" (substantially in the form attached to this EPO Portion of the Plan) that shall be entered into by the Employer and a Participant with respect to each Unit of Participation to carry out the EPO Portion of the Plan with respect to such Participant.

      3. Annualized Total Unit Deferral Amount. The "Annualized Total Unit Deferral Amount" means the Total Unit
            Deferral Amount divided by four.

      4. Base Salary. "Base Salary" means the Participant's annual base salary before reduction pursuant to this Plan or any plan of the Employer whereby compensation is deferred, including but not limited to a plan whereby compensation is deferred in accordance with
            Section 401(k) of the Internal Revenue Code.


      5. Beneficiary. "Beneficiary" means the person or persons designated as such in accordance with Section 9.

      6.    Board.  "Board" means the Board of Directors of
            Southwestern Bell Corporation.

      7. Compensation. "Compensation" means the Participant's monthly Base Salary plus any other compensation that is normally matched in the Southwestern Bell Corporation Savings Plan for Salaried Employees before reduction for compensation deferred pursuant to this Plan or any plan of the Employer whereby compensation is deferred, including but not limited to a plan whereby compensation is deferred in accordance with Section 401(k) of the Internal Revenue Code.

      8. Declared Rate. "Declared Rate" means with respect to any Plan Year the interest rate which will be credited during such Plan Year on a Participant's Deferred Compensation Accounts for Units of Participation which have not yet commenced benefit payments. The Declared Rate for each Plan Year will be determined by the Administrative Committee, in its complete and sole discretion, and will be announced on or before January 1 of the applicable Plan Year; provided that in no event will the Declared Rate for any Plan Year be less than the Moody's Corporate Bond Yield Average-Monthly Average Corporates as published by Moody's Investor's Service, Inc. (or any successor thereto) for the month of September before the Plan Year in question, or, if such yield is no longer published, a substantially similar average selected by the Administrative Committee.

      9. Deferral Amount. "Deferral Amount" means an amount of Base Salary deferred with respect to a Unit of Participation under this Plan.

      10. Deferred Compensation Account. "Deferred Compensation Account" means the account maintained on the books of account of the Employer for each Participant for each Unit of Participation pursuant to Section 5.1.

      11. Disability. "Disability" means a disability as defined in the Southwestern Bell Corporation Sickness and Accident Disability Benefit Plan or the Southwestern Bell Corporation Senior Management Long Term Disability Plan covering the Participant, as applicable.


      12. Early Payment Benefit. "Early Payment Benefit" means the benefit described in Section 7.1.

      13. Early Payment Date. "Early Payment Date" means, with respect to any Unit of Participation for which the Participant elects the Early Payment Option, the fixed date prior to Normal Retirement specified in the Agreement on which the Early Payment Benefit will commence. Such date may be the first day of any month at least four (4) years after the commencement of deferrals with respect to the Unit of Participation, but not later than the first day of the month after the Participant attains age 65. An Employee may not elect the Early Payment Option for a Unit of Participation if he is age 61 or older on the Unit Start Date for the Unit of Participation.

      14. Early Payment Option. "Early Payment Option" means with respect to any Unit of Participation the Early
            Payment Benefit payment option described in Section 7.

      15. Early Retirement. "Early Retirement" means the termination of a Participant's employment with Employer for reasons other than death prior to Normal Retirement and on or after the date Participant attains age 55.

      16.   Election Form.  The "Election Form" means an Eligible
            Employee's written election to participate in the Plan with respect to each Unit of Participation in accordance with Section 4.

      17. Eligible Employee. "Eligible Employee" means an Employee of the Employer who (a) is in active service,
            (b) is a Senior Manager or has an employment status which has been approved by the Board or its Chairman to be eligible to participate in this Plan, and (c) who continuously maintains the employment status upon which eligibility to participate in this Plan was based.

      18. Employee. "Employee" means any person employed by the Employer on a regular full-time salaried basis.

      19.   Employer.  "Employer" means Southwestern Bell
            Corporation or any of its subsidiaries.

      20. Normal Retirement. "Normal Retirement" means attainment of age 65 during a Participant's employment with Employer irrespective of whether there is a termination of Participant's employment with Employer.


      21. Participant. "Participant" means an Employee participating in the Plan in accordance with the provisions of Section 4.

      22.   Plan Year.  "Plan Year" means the calendar year.

      23. Projected Employer Contribution. "Projected Employer Contribution" means for purposes of computing the Pre-Retirement Survivor Benefit with respect to a Unit of Participation pursuant to Section 6.6(a) of the Plan or 7.4(a) hereof, the product of (i) the Company Match Rate Expressed as a Percent*, as in effect at the time of the unit Start Date, times the Participant's annual Base Salary at the Unit Start Date minus (a) any Employer matching contribution determined as of the Unit Start Date associated with said Base Salary at the Unit Start Date which is then being contributed or is to be contributed to the Salaried Savings Plan and minus (b) any Employer matching contribution which has previously been allocated to a Unit of Participation under this or any other Employer deferred compensation plan and (ii) the number of years in the Unit Deferral Period for the Unit of Participation.

      24. Retirement Benefit Option. "Retirement Benefit Option" means with respect to any Unit of Participation the Retirement Benefit payment option described in Section 6 of the Plan.

      25. "Rotational Work Assignment Company ("RWAC")". shall mean Bell Communications Research, Inc. ("Bellcore"), formerly the Central Services Organization, Inc., and/or any other entity with which Southwestern Bell Corporation or any of its subsidiaries may enter into an agreement to provide an employee for a rotational work assignment.

      26. Senior Manager. "Senior Manager" means an individual employed by Employer in a position having a Salary
            Grade of 29 or above or equivalent.

* The Company Match Rate Expressed as a Percent means the maximum percent of salary that can be received as Employer matching contribution under the Southwestern Bell Corporation Savings Plan for Salaried Employees, e.g., a match of 66 2/3% of the amount of basic allotment (up to a Percent of .667 x 6% = 4%.

      27. Southwestern Bell Corporation Savings Plan for Salaried Employees. "Southwestern Bell Corporation Savings Plan for Salaried Employees" or "Salaried Savings Plan" means the Southwestern Bell Corporation Savings Plan for Salaried Employees or any successor plan to such plan adopted by the Employer. Participants from any subsidiary, permitted to participate in this Plan, shall be treated as participating in the Southwestern Bell Corporation Savings Plan for Salaried Employees for purposes of calculating any matching Employer contributions.

      28. Subsidiary. A "Subsidiary" of the Company is any corporation, partnership, venture or other entity in which the Company has at least a 50% ownership interest.

      29. Total Unit Deferral Amount. "Total Unit Deferral Amount" means the sum of all amounts of Base Salary deferred during the Unit Deferral Period with respect to a Unit of Participation, as shown in Exhibit A of Participant's Agreement for that Unit of Participation.

      30. Unit Deferral Period. "Unit Deferral Period" means the number of months the Participant elects to reduce his Base Salary with respect to a Unit of Participation, as shown in Exhibit A of Participant's Agreement for that Unit of Participation. The Unit Deferral Period for a Unit of Participation will commence on the Unit Start Date and end upon the earliest to occur of the following: (i) the last day of the forty-eight (48) month period which commenced with the Unit Start Date, or (ii) when the Participant terminates employment, terminates the Unit of Participation or ceases to be an Eligible Employee as described in Sections 6.4 of the Plan or 7.2 hereof.
            In no event shall the Unit Deferral Period for a Unit of Participation end later than forty-eight (48) months after the Unit Start Date.

      31. Unit of Participation. "Unit of Participation" means a stated Total Unit Deferral Amount and associated Employer contributions which provide stated benefits pursuant to Section 6 of the Plan or Section 7 hereof in accordance with the Participant's Agreement for that Unit of Participation.

      32. Unit Start Date. "Unit Start Date" means the date for commencement of deferrals shown in Exhibit A of a

            Participant's Agreement for a given Unit of Participation. The Unit Start Date will be January 1, unless the Administrative Committee, in its sole discretion permits a new Participant to elect a Unit Start Date within 30 days after such Participant first becomes an Eligible Employee.

Section 3 - Administration of the Plan

            The Administrative Committee shall be the sole administrator of the Plan and will administer the Plan, interpret, construe and apply its provisions in accordance with its terms. The Administrative Committee shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Administrative Committee shall be final and binding.

Section 4 - Participation

      4.1   Election to Commence a Unit of Participation.   Any
      Eligible Employee may elect to commence deferral of Base Salary with respect to a Unit of Participation under the Plan by filing a completed Election Form with the Administrative Committee prior to the beginning of the Unit Start Date. Pursuant to said Election Form, the Eligible Employee shall elect a Total Unit Deferral Amount and a Unit Deferral Period to be specified in Exhibit A of Participant's Agreement with respect to such Unit of Participation. In the Election Form for each Unit of Participation, the Participant shall also elect either the "Retirement Benefit Option" providing the benefits described in Section 6 of the Plan or the "Early Payment Option" providing the benefits described in Section 7 hereof. A Participant shall be permitted to commence only one Unit of Participation pursuant to the Plan in any one Plan Year.

            The combination of deferrals from all of the Participant's Units of Participation including the Unit of Participation with respect to which the Participant is electing to commence deferrals and from Units of Participation under the Southwestern Bell Corporation Senior Management Deferred Compensation Plan ("SBC DCP"), must be at least six percent (6%) of Participant's Base Salary at the Unit Start Date for the Unit of Participation with respect to which the Participant is electing to commence deferrals. A Unit of Participation shall require a minimum Annualized Total Unit

      Deferral Amount of $1,000. The sum of the Participant's contributions, if any, to the Southwestern Bell Corporation Savings Plan for Salaried Employees plus the Annualized Total Unit Deferral Amounts for all Units of Participation under this Plan and under the SBC DCP in a given Plan Year may not exceed thirty percent (30%) of a Participant's Compensation for that Plan Year.

      4.2 Termination of Election. A Participant's election to defer Base Salary is irrevocable upon the filing of his Election Form with the Administrative Committee, provided, however, that the election may be terminated with respect to Base Salary not yet paid by mutual agreement in writing between the Participant and the Administrative Committee. Such termination if approved shall be effective beginning the first day of the month following the execution of such mutual agreement.

Section 5 - Deferred Compensation

      5.1 Deferred Compensation Account. The Administrative Committee shall establish and maintain a separate Deferred Compensation Account for each Participant for each Unit of Participation. The amount by which a Participant's Base Salary is reduced each month pursuant to Section 4.1 and the amount of Employer contribution allocated to the Participant's Units of Participation pursuant to Section 5.3 with respect to any Unit of Participation shall be credited by the Employer to the Participant's Deferred Compensation Account for such Unit of Participation no later than the first day of the following month, and such Deferred Compensation Account shall be debited by the amount of any payments made by the Employer to the Participant or the Participant's Beneficiary with respect to such Unit of Participation pursuant to this Plan.

            With respect to each Unit of Participation, the Deferred Compensation Account of a Participant shall be deemed to bear interest from the date such Deferred Compensation Account was established through the date of commencement of benefit payments at a rate equal to the applicable Declared Rate for the particular Plan Year on the balance from month-to-month in such Deferred Compensation Account. Interest will be credited monthly to the Deferred Compensation Account at one-twelfth of the annual Declared Rate, compounded annually. Following the commencement of benefit payments with respect to a Unit of Participation, a Participant's

      Deferred Compensation Account shall be deemed to bear interest on the balance in such Deferred Compensation Account from month-to-month at a rate equal to one-twelfth of the average of the annual Declared Rates for the five (5) Plan Years ending prior to commencement of benefit payments (or, if the Plan has been in operation for less than five (5) Plan Years, the average of the Declared Rates for all Plan Years ending prior to commencement of benefit payments).

      5.2 Participant Deferrals. The Participant's Total Unit Deferral Amount is deferred in equal amounts on a monthly basis over the Unit Deferral Period or as otherwise may be permitted by the Administrative Committee. The amount deferred each month with respect to a given Unit of Participation shall be credited by the Employer to the Participant's Deferred Compensation Account for that Unit of Participation no later than the first day of the following month.

            The Participant will be permitted to defer an additional amount equal to all or a portion of his Short Term Incentive Award. A Participant shall not be permitted to "defer" into the Plan any monies that are not compensation paid by Employer. Any additional deferrals by a Participant with respect to a given Unit of Participation shall not affect Total Unit Deferral Amount and shall not result in any change in the maximum Employer contribution pursuant to
      Section 5.3 for the Plan Year during which the additional deferral is made. In no event shall any such additional deferral by a Participant result in any reduction in the amounts by which the Participant's Base Salary is reduced pursuant to Exhibit A to the Participant's Agreement with respect to such Unit of Participation prior to completion of deferral of the Total Unit Deferral Amount for such Unit of Participation. Participant's election to defer all or a portion of his Short Term Incentive Award shall be filed with the Administrative Committee (on a form to be provided by said Committee for such purpose) prior to the beginning of the fiscal year during which such Award is earned.

            Such additional deferral amount shall be considered a separate part of Participant's Deferred Compensation Account, shall be subject to the terms thereof except survivor benefits, and shall be paid out in the same manner as the rest of such Deferred Compensation Account.

      5.3 Employer Contribution. Participation in this Plan does not preclude participation in the Southwestern Bell
      Corporation Savings Plan for Salaried Employees.  For a given

      Plan Year, the aggregate Employer contribution to both the Southwestern Bell Corporation Savings Plan for Salaried Employees and this Plan on behalf of a Participant will be an amount equal to the Company Match Rate Expressed as a Percent as in effect during all or portions of that Plan year times the Participant's Compensation as in effect during all or portions of that Plan Year which is contributed or deferred for that Plan Year by the Participant in accordance with each plan, respectively. Any such amount of Employer contribution not allocated to the Southwestern Bell Corporation Savings Plan for Salaried Employees will be credited to the Participant's Deferred Compensation Accounts, as applicable. The amount or percent of a Participant's Base Salary to be allocated to Basic Allotments in the Southwestern Bell Corporation Savings Plan for Salaried Employees shall be specified in Paragraph 3 of a Participant's Agreement.

      5.4 Vesting of Deferred Compensation Account. A Participant's interest in his Deferred Compensation Account shall vest at the same rate and in the same manner as it would under the Southwestern Bell Corporation Savings Plan for Salaried Employees, as in effect from time to time, had both the Deferral Amount and the Employer contribution to this Plan with respect to that Deferral Amount for any given Unit of Participation been contributed instead to the Southwestern Bell Corporation Savings Plan for Salaried Employees. For this purpose all years of service recognized under the Southwestern Bell Corporation Savings Plan for Salaried Employees, for purposes of determining a Participant's vested interest under that plan, shall be taken into account in determining the Participant's vested interest under this Plan.

      5.5   Valuation of Accounts.  The value of a Deferred
      Compensation Account as of any date shall equal the amounts theretofore credited to such account plus the interest on such account credited in accordance with Section 5.1 through the day preceding such date.

      5.6 Statement of Accounts. Each Participant will receive annual statements in such form as the Administrative
      Committee deems desirable setting forth the balance standing to the credit of each of the Participant's Deferred
      Compensation Accounts.

Section 6 - INTENTIONALLY OMITTED HEREIN

Section 7 - Early Payment Option


            Section 7 shall apply to all Units of Participation for which the Early Payment Option is elected pursuant to the EPO Portion of the Plan. (Section 6 shall have no application to such Units of Participation.) The benefits specified in this
      Section 7 shall be provided under the Early Payment Option. An Employee may not elect the Early Payment Option for a Unit of Participation if he is age 61 or older on the Unit Start Date for the Unit of Participation.

      7.1   Early Payment Benefit.  If a Participant elects the
      Early Payment Option with respect to a Unit of Participation, the Employer shall pay to the Participant an equal amount each month for forty-eight (48) months, beginning on the Early Payment Date elected by the Participant, which will amortize over such forty-eight (48) equal monthly payments, the sum of (a) the value of the Deferred Compensation Account for such Unit of Participation as of the date of commencement of benefit payments, plus (b) the interest that will accrue on the unpaid balance in such Deferred Compensation Account during such forty-eight (48) month period pursuant to Section
      5.1 ("Standard Early Payment Benefit"). Alternatively, a Participant may elect in the Agreement for any Unit of Participation to receive on the Early Payment Date a lump sum payment equal to the vested portion of the amounts standing credited to his Deferred Compensation Account ("Alternative
      Early Payment Benefit"). A Participant may elect, as the Early Payment Date for a Unit of Participation, the first day of any month at least four (4) years after the commencement of deferrals with respect to the Unit of Participation, but not later than the first day of the month after the Participant attains age 65.
      If a Participant's Agreement fails to show an election as to the method of payment of an Early Payment Benefit, the Participant shall receive the Standard Early Payment Benefit commencing on the Early Payment Date.

            Notwithstanding any election made by the Participant, the Administrative Committee will pay the Participant's Early Payment Benefit in the form of a lump sum payment if the value of his Deferred Compensation Account for a Unit of Participation is less than $10,000 when payment of an Early Payment Benefit with respect to the Unit of Participation would otherwise commence.

      7.2   Termination Benefit.

            7.2(a)      Termination of Employment Prior to Early
                        Payment Date.

                        (i)   Termination of Employment Before

                              Attaining Age 55.  Upon any
                              termination of employment of the
                              Participant for reasons other than
                              death or Disability before the
                              Participant attains age fifty-five
                              (55) and prior to the Early Payment
                              Date, with respect to a Unit of
                              Participation, the Company shall pay
                              to the Participant, as compensation
                              earned for services rendered prior to
                              his termination of service, a lump sum
                              equal to the vested portion of the
                              amounts standing credited to his
                              Deferred Compensation Account for such
                              Unit of Participation as of the date
                              of such termination of service
                              ("Termination Benefit").

                        (ii)  Termination of Employment After
                              Attaining Age 55.  Upon any
                              termination of employment of the
                              Participant for reasons other than
                              death or Disability after the
                              Participant attains age fifty-five
                              (55) but prior to the Early Payment
                              Date, with respect to a Unit of
                              Participation, the Company shall pay
                              to the Participant one of the
                              following alternative forms of benefit
                              as elected by the Participant in his
                              Agreement for the Unit of
                              Participation:

                              (A)  Standard Early Payment Benefit,
                                   payable for a period of
                                   forty-eight (48) months,
                                   commencing on the Early Payment
                                   Date.

                              (B)  Alternative Early Payment Benefit,
                                   payable in a lump sum payment on
                                   the Early Payment Date.

                              (C)  Termination Benefit pursuant to
                                   Section 7.2(a) upon termination of
                                   employment.

                        If a Participant's Agreement fails to show an election as to the method of payment, the

                        Participant shall receive the Standard Early
                        Payment Benefit commencing on the Early
                        Payment Date.

            7.2(b) Termination of a Unit of Participation. A Participant may discontinue a Unit of Participation while continuing in the service of the Employer. Notwithstanding any other provision of the Plan, upon such discontinuance, the Participant shall immediately cease to be eligible for any benefits other than his Termination Benefit with respect to that Unit of Participation except as provided under Section 8.1. No other benefit shall be payable with regard to such Unit of Participation to either the Participant or any Beneficiary of such Participant. The Participant shall continue to be credited with interest on the amounts standing credited to his Deferred Compensation Accounts as provided under
                        Section 5.1 and to vest in such amounts as provided under Section 5.4 while he remains in employment with the Employer until payment of his Termination Benefit.
                        However, no further Participant deferrals or Employer contributions to this Plan shall be made pursuant to Sections 5.2 or 5.3 with respect to a Unit of Participation after a Participant discontinues or terminates such Unit of Participation.

                  Payment of the Termination Benefit with respect to a terminated Unit of Participation shall be made on the Early Payment Date for such Unit of Participation or the Participant's termination of service, whichever is earlier. A Participant shall terminate a Unit of Participation if he terminates his election to defer Base Salary with the approval of the Administrative Committee pursuant to Section 4.2.

      7.2(c) Loss of Eligibility. In the event that the Participant ceases to be an Eligible Employee by reason of a change to an employment status which is not eligible to participate in this Plan, except as provided under Section 8.1, the Participant shall immediately cease to be eligible for any benefits other than a modified Termination

                  Benefit which shall consist of a lump sum equal to the vested amounts standing credited to his Deferred Compensation Accounts as of the date of such loss of eligibility, provided the Participant shall continue to be credited with interest on such amounts as provided under Section 5.1 and to vest in such amounts as provided under Section 5.4 while he remains in employment with the Employer. However, no further Participant deferrals or Employer contributions shall be made to this Plan pursuant to Section 5.2 or 5.3 subsequent to the date of such loss of eligibility. Such lump sum Termination Benefit shall be payable upon the Participant's termination of service or Early Payment Date, whichever is earlier. The provisions of this subparagraph 7.2(c) shall not apply if the Participant in his new employment status is an eligible employee under another similar deferred compensation plan of the Employer. In such event the provisions of Section
                  8.6 of this Plan shall apply.

            7.2(d) No Other Benefits Payable. When a Participant terminates employment, terminates a Unit of Participation or ceases to be an Eligible Employee under circumstances in which Section 7.2(a), (b) or (c) applies, no Survivor Benefit or other benefit shall thereafter be payable under this Plan to either the Participant or any Beneficiary of the Participant with respect to a Unit of Participation except as provided under Section 8.1.

      7.3 Disability. In the event that a Participant suffers a Disability, Participant deferrals and Employer contributions that otherwise would have been credited to the Deferred Compensation Accounts of the Participant in accordance with Sections 5.2 and 5.3 will continue to be credited to such Deferred Compensation Accounts at the same times and in the same amounts as they would have been credited if the Participant had not suffered a Disability for as long as he is eligible to receive monthly disability benefits equal to 100 percent of his monthly base salary at the time of his Disability. At such time as the Participant is not eligible to receive monthly disability benefits equal to 100 percent of his monthly base salary at the time of his Disability, Participant deferrals and Employer contributions that would otherwise have been credited to the Deferred Compensation

      Accounts of the Participant in accordance with Sections 5.2 and 5.3 shall cease.

            If the Participant recovers from his Disability and returns within sixty (60) days thereafter to employment with the Employer in an employment status which would make him eligible to participate in this Plan and prior to the end of the original Unit Deferral Period, the Participant shall continue or resume making deferrals, as the case may be, in accordance with Section 5.2 and the Employer shall continue or resume making contributions, as the case may be, in accordance with Section 5.3 until the end of the original Unit Deferral Period.

            If a Participant recovers from his Disability, the Participant shall be treated as terminating service with the Employer on the date of his recovery, unless within sixty
      (60) days thereafter he returns to employment with the Employer in an employment status which makes him eligible to participate in this Plan.

            If a Participant's Disability terminates by reason of his death prior to the Early Payment Date, the rights of his Beneficiary shall be determined pursuant to Section 7.4 as if the Participant had not been disabled but rather had been in service on the date of his death and either died or retired on such date, whichever would be most advantageous to such Beneficiary.

            If a Participant suffering from a Disability attains the Early Payment Date for a Unit of Participation, the Participant shall be entitled to the Early Payment Benefit determined pursuant to Section 7.1.

      7.4   Survivor Benefits.

            7.4(a) If a Participant dies while in service with the Employer (or while suffering from a Disability prior to attaining age 55) prior to the Early Payment Date with respect to a Unit of Participation and before attaining age 55, upon the Participant's death the Employer will pay to the Participant's Beneficiary with respect to each Unit of Participation an amount per month, as specified in paragraph 6 of his Agreement, equal to the greater of (i) [(50% of the sum of the Total Unit Deferral Amount plus the Projected Employer Contribution for such

                        Unit of Participation) divided by 12] or
                        (ii) the balance in the Deferred
                        Compensation Account (excluding any Short
                        Term Incentive Award deferred pursuant to
                        Section 5.2 and excluding any interest
                        earned on the Short Term Incentive Award) divided by the number of months payments are to be made as stated below, plus interest in accordance with the interest methodology of
                        Section 6.2.  Payments are to be made for
                        the greater of one hundred twenty (120)
                        months or the number of months from the date of Participant's death until he would have been age 65. ("Pre-Retirement Survivor Benefit")

                        In addition, the Participant's Beneficiary will receive any Short Term Incentive Award associated with such Unit of Participation, deferred pursuant to Section 5.2, plus corresponding interest earned on the Short Term Incentive Award, paid out over the same period as the Pre-Retirement Survivor Benefit and in accordance with the interest methodology of Section 6.2.


            7.4(b) If a Participant dies after attaining age 55 while in service with the Employer, prior to the Early Payment Date with respect to a Unit of Participation, the Employer will pay to the Participant's Beneficiary the greater of (i) the benefit that such Participant's Beneficiary would have received with respect to such Unit of Participation had the Participant commenced to receive the Early Payment Benefit on the day prior to such Participant's death or (ii) a benefit equal to the Pre-Retirement Survivor Benefit. The Administrative Committee shall determine which benefit is greater on a present-value basis using such interest rate as the Administrative Committee may determine in its sole discretion. Such payments shall be made in accordance with the method of payment which the Participant had elected for payment of his Early Payment Benefit. Payments will commence upon the Participant's death, irrespective of when the Early Payment Benefit would have
                        commenced if the Participant had survived.

            7.4(c) If a Participant terminates employment with the Employer after the Participant attains age 55 but prior to the Early Payment Date with respect to a Unit of Participation and dies prior to that Early Payment Date, and had elected to receive a delayed Early Payment Benefit commencing on the Early Payment Date, the Employer will pay to the Participant's Beneficiary the installments of the Early Payment Benefit that would have been paid to the Participant had the Participant commenced to receive the Early Payment Benefit on the day prior to such Participant's death. Such payments shall be made in accordance with the method of payment which the Participant had elected for payment of his Early Payment Benefit. Payments will commence upon the Participant's death, irrespective of when the Early Payment Benefit would have commenced if the Participant had survived.

            7.4(d) If a Participant dies after the commencement of payment of an Early Payment Benefit with respect to a Unit of Participation, the Employer will pay to the Participant's Beneficiary the remaining installments of any such benefit that would have been paid to the Participant had the Participant survived.

Section 8 - Payment of Benefits

      8.1   INTENTIONALLY OMITTED

      8.2 Small Benefit. Notwithstanding any election made by the Participant, the Administrative Committee will pay any benefit in the form of a lump sum payment if the lump sum equivalent amount is less than $10,000 when payment of such benefit would otherwise commence.

Section 8 - Payment of Benefits


      8.3 Emergency Benefit. In the event that the Administrative Committee, upon written petition of the Participant, determines in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Employer shall pay to the Participant, as soon as practicable following such determination, the balance of his Deferred Compensation Accounts for one or more Units of Participation as necessary to meet the emergency (the "Emergency Benefit"). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. Upon payment of an Emergency Benefit with respect to any Unit of Participation, the Unit of Participation shall thereupon terminate, and no other benefits shall be payable under the Plan to either the Participant or any Beneficiary of the Participant with respect to the Unit of Participation.

      8.4 Commencement of Payments. Except as otherwise provided in this Plan, commencement of payments under this Plan shall begin sixty (60) days following the event which entitles a Participant (or a Beneficiary) to payments under the Plan, or at such earlier date as may be determined by the Administrative Committee.

      8.5 Withholding; Unemployment Taxes. To the extent required by the law in effect at the time payments are made, the Employer shall withhold from payments made hereunder the minimum taxes required to be withheld by the federal or any state or local government.

      8.6 Change in Status. In the event of a change in the employment status of a Participant to a status in which he is no longer an Eligible Employee under this Plan, but is an eligible employee under the Management Deferred Compensation Plan of 1988 or another similar deferred compensation plan of the Employer, the Participant and all of his Units of Participation under this Plan shall automatically be transferred to such other deferred compensation plan for which he is then an eligible employee, unless otherwise determined by the Administrative Committee. In the event of any such transfer, the provisions of the other deferred compensation plan to which the Participant transfers shall thereafter determine the rights and benefits of the Participant with respect to all of his Units of

      Participation, unless otherwise determined by the Administrative Committee. The Employer may, but shall not be required to, enter into revised Agreements with the Participant to carry out the provisions of this Section.

      8.7 Transfer to a RWAC. If a Participant transfers to a RWAC, all of the Participant's Units of Participation shall automatically be frozen upon such transfer, unless otherwise determined by the Administrative Committee. No further Participant deferrals or Employer contributions shall be made subsequent to the transfer, unless the Participant returns to employment with the Employer in an employment status which makes him eligible to participate in this Plan within five
      (5) years from the date of transfer (in which event Participant deferrals and Employer contributions will resume until the end of the original Unit Deferral Period). However, during the period of employment at a RWAC (for a period not to exceed five (5) years), the Participant shall continue to be credited with interest on his Deferred Compensation Accounts as provided under Section 5.1 and to vest in such amounts as provided under Section 5.4, and all benefits shall continue to be payable to the Participant and his Beneficiaries in accordance with Section 6 of the Plan or
      Section 7 hereof. If the Participant has not resumed employment with the Employer in an employment status which makes him eligible to participate in this Plan within five
      (5) years from date of transfer, a Termination Benefit based on the amounts credited to the Participant's Deferred Compensation Accounts shall be paid upon termination of employment with a RWAC or the expiration of such five (5) year period, whichever is earlier.

      8.8 Leave of Absence. If a Participant absents himself from employment on a formally granted leave of absence (i.e., the absence is with formal permission in order to prevent a break in the continuity of the Employee's term of employment which permission is granted in conformity with the rules of the Employer which employs the individual, as adopted from time to time), all of the Participant's Units of Participation shall automatically be frozen upon such leave of absence, unless otherwise determined by the Administrative Committee. No Participant deferrals or Employer contributions shall be made during the leave of absence. However, during the leave of absence (for a period not to exceed six (6) months), the Participant shall continue to be credited with interest on his

      Deferred Compensation Accounts as provided under Section 5.1 and to vest in such amounts as provided under Section 5.4,

      and all benefits shall continue to be payable to the Participant and his Beneficiaries in accordance with Section 6 of the Plan or Section 7 hereof, except in the case of a political leave (i.e., to campaign for or serve when elected to a political office, to serve if appointed to public office or for non-candidate employees to participate in campaigns of candidates for political office). In the case of such a political leave, except as provided under Section 8.1, the only benefit payable if the Participant dies during such leave shall be a Termination Benefit based on the amounts credited to the Participant's Deferred Compensation Accounts, which shall be payable to the Participant's Beneficiary. If the Participant returns to employment with the Employer in an employment status which makes him eligible to participate in this Plan within six (6) months from commencement of the leave of absence, Participant deferrals and Employer contributions will resume until the end of the original Unit Deferral Period. If the Participant has not resumed employment with the Employer in an employment status which makes him eligible to participate in this Plan within six (6) months from the commencement of the leave of absence, a Termination Benefit based on the amounts credited to the Participant's Deferred Compensation Accounts shall be paid to the Participant.

            This Section 8.8 shall not apply with respect to any period during which a Participant is suffering from a Disability, and such period of Disability shall not be included under this Section 8.8 as a portion of a period of leave of absence.

      8.9 Ineligible Participant. Notwithstanding any other provisions of this Plan to the contrary, if any Participant is determined not to be a "management or highly compensated employee" within the meaning of the Employee Retirement Income Security Act of 1974, as amended (ERISA) or Regulations thereunder, such Participant will not be eligible to participate in this Plan and shall receive an immediate lump sum payment equal to the vested portion of the amounts standing credited to his Deferred Compensation Accounts.
      Upon such payment no Survivor Benefit or other benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant, except as provided under Section 8.1.

Section 9 - Beneficiary Designation

            Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both primary as well as contingent) to whom payment under this Plan shall be made in the event of his death prior to complete distribution to Participant of the benefits due him under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Administrative Committee during the Participant's lifetime on a form prescribed by the Administrative Committee with written acknowledgment of receipt.

            The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of Beneficiary or Beneficiaries other than the spouse.

            If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Administrative Committee shall direct the distribution of such benefits to the Participant's estate.

Section 10 - Discontinuation, Termination, Amendment

      10.1 Employer's Right to Discontinue Offering Units. The Chairman of the Board may at any time discontinue offerings of additional Units of Participation with respect to any or all future Plan Years. Any such discontinuance shall have no affect upon the deferrals or benefits or the terms or provisions of this Plan as applicable to any then previously existing Units of Participation.

      10.2 Employer's Right to Terminate Plan. The Board may at any time terminate the Plan. Termination of the Plan shall mean that (1) there shall be no further offerings of additional Units of Participation with respect to any future Plan Year; (2) Base Salary shall prospectively cease to be deferred with respect to all Units of Participation for the then Plan Year and thereafter; and (3) all then currently existing Units of Participate shall be treated as follows:

            The Participant's Deferred Compensation Accounts shall be 100% vested. The Participant shall receive or continue to receive all benefits under this Plan at such time as provided in and pursuant to the terms and conditions of his Agreement(s) and as described in this Plan, provided however, any benefits payable under a Unit of Participation that is not completed due to a termination of the Plan under this Section 10.2 shall be prorated based upon the number of months Participant made deferrals with respect to such Unit of

            Participation divided by the Unit Deferral Period for the Unit of Participation.

      10.3 Amendment. The Board may at any time amend the Plan in whole or in part, provided however, that no amendment, including an amendment to this Section 10, shall be effective, without the written consent of a Participant, to alter, to the detriment of such Participant, the benefits described in this Plan as applicable to a Unit of Participate of the Participant or to decrease amounts standing credited to such Participant's Deferred Compensation Accounts under the Plan. For purposes of this Section 10.3, an alteration to the detriment of a Participant shall mean a reduction in the period of time over which benefits are payable under a Participant's Agreement, subject however to the proration provisions of Section 10.2 hereof, or any change in the form of benefits payable to a Participant under the Participant's Agreement. Written notice of any amendment shall be given to each Participant.

Section 11 - Miscellaneous

      11.1 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by Employer ("Policies"). Any such Policies or other assets of Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan. Any and all of the Employer's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of Employer to pay money in the future.

      11.2 Trust Fund. The Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Employer's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.

      11.3 Obligations to Employer. If a Participant becomes entitled to a distribution of benefits under the Plan, the Employer may offset against the amount of benefits otherwise distributable, any claim to reimbursement for intentional wrongdoing by the Participant against the Employer or an affiliate. Such determination shall be made by the Administrative Committee.

      11.4 Non-Assignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber,m transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

      11.5 Employment Not Guaranteed. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Employee any right to be retained in the employ of the Employer or to serve as a director.

      11.6 Protective Provisions. A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Employer may deem necessary and taking such other relevant action as may be requested by the Employer. If a Participant refuses so to cooperate, the Employer shall have no further obligation to the Participant under the Plan. If a Participant commits suicide during the two-year period beginning on the Unit Start Date for a given Unit of Participation or if the Participant makes any material misstatement of information or non-disclosure of medical history, then no benefits will be payable with respect to the Unit of Participation to such Participant or his Beneficiary, or in the Employer's sole discretion, benefits may be payable in a reduced amount.


      11.7 Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine or feminine, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

      11.8 Waiver of Benefits. No benefit shall be payable under the provisions of this Plan with respect to any Participant who is or was a member of a group of employees designated by an Employer as eligible to waive such benefit if such Participant has waived such benefit under this Plan unless the Employer by which such Participant is or was last employed has authorized the revocation of such waiver and such Participant has revoked such waiver.

      11.9 Captions. The captions of the articles, sections, and paragraphs of this Plan are for convenience only and shall not control nor affect the meaning or construction of any of its provisions.

      11.10 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Missouri.

      11.11 Validity. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

      11.12 Notice. Any notice or filing required or permitted to be given to the Administrative Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Employer, directed to the attention of the Vice President-Human Resources of the Employer. Such notice shall be deemed given as of the date of delivery or, if postmark on the receipt for registration or certification.

      11.13 Successors and Assigns. This Plan shall be binding upon the Company and its successors and assigns.

                       SOUTHWESTERN BELL CORPORATION

                            SENIOR MANAGEMENT

               DEFERRED COMPENSATION PLAN OF 1988 AGREEMENT

                          (EARLY PAYMENT OPTION)

                        19__ UNIT OF PARTICIPATION


            THIS AGREEMENT is made and entered into at St. Louis, Missouri as of the ____ day of _______, 19__, by and between SOUTHWESTERN BELL CORPORATION ("Company"), and
________________________ ("Senior Manager").

            WHEREAS, the Company has adopted a Senior Management
Deferred Compensation Program of 1988 (the "Plan") of which the
Early Payment Option ("EPO Portion of the Plan") is a part; and

            WHEREAS, the Senior Manager has been determined to be eligible to participate in the Plan; and

            WHEREAS, the Plan requires that an agreement be entered into between the Company and the Senior Manager setting out certain terms and benefits of the Plan as they apply to the Senior Manager;

            NOW, THEREFORE, the Company and the Senior Manager hereby agree as follows:

      1. The Plan is hereby incorporated into and made a part of this Agreement, as though set forth in full herein. The parties shall be bound by, and have the benefit of, each and every provision of the Plan, including without limitation the restrictions on assignability set forth in the Plan.

      2.    The Senior Manager was born on ____________.

      3. The Senior Manager's basic allotment percentage in the Southwestern Bell Corporation Savings Plan for Salaried Employees ("Savings Plan") is ___ percent (___%). Any subsequent change in this level of participation by the Senior Manager before this Unit of Participation is completed will void this Agreement and require that a new Agreement be entered into between the Employer and the Senior Manager.

      4. The Senior Manager's Base Salary during a calendar year shall be reduced in accordance with Exhibit A attached to this Agreement.

      5. The Senior Manager's Projected Employer Contribution associated with this Unit of Participation is set forth in Exhibit A attached to this Agreement. There shall be no duplication of Employer matching contributions, i.e., it is understood that any Employer matching contributions corresponding to Senior Manager deferrals under this Unit of Participation that are contributed to the Plan will preclude Employer matching contributions to the Savings Plan with respect to such Senior Manager deferrals, and vice versa.


      6. The amount per month of Pre-Retirement Survivor Benefit in accordance with Section 7.4(a) of the Plan is the greater of
(i) $_______, or (ii) the balance in the Deferred Compensation Account (excluding Short Term Incentive Awards deferred and interest earned on such awards) divided by the number of months payments are to be made, plus interest; such amounts shall be payable for the greater of ten (10) years or the number of years from the date of Participant's death until be would have been age 65.

      7.    The payment option for Participant's 19__ Unit of
Participation shall be the Early Payment Option in accordance with
Section 7.

            This payment option will also apply to payout of any Short Term Incentive Awards deferred during 19__ or thereafter and interest earned on such awards. Such payout is not considered part of the Standard Retirement Benefit.

      8.    INTENTIONALLY OMITTED

      9.    INTENTIONALLY OMITTED

                           EARLY PAYMENT OPTION

      (Paragraphs 10 and 11 apply to benefits paid pursuant to the Early Payment Option of the EPO Portion of the Plan.)

      10.   The Participant hereby elects to receive an Early
Payment Benefit beginning _____________ ("Early Payment Date") to be paid in accordance with one of the following payment modes
(please initial (a) or (b)):

            (a) ________      A Standard Early Payment Benefit in
                              equal monthly installments for a
                              period of forty-eight (48) months.

            (b) ________      An Alternative Early Payment Benefit
                              in a lump sum payment.

      11. The Participant hereby elects to receive benefits under the Early Payment Option in the event of termination of employment with Employer after the Participant's 55th birthday but prior to the Early Payment Date, as follows (please initial (a), (b) or
(c)):

      (a)  _______      To receive a Standard Early Payment Benefit,
                        payable for a period of forty-eight (48) months, commencing on the Early Payment
                        Date.


      (b)  _______      To receive an Alternative Early Payment
                        Benefit, payable in a lump sum payment on the Early Payment Date.

      (c)  _______      To receive a lump sum Termination Benefit
                        upon termination of employment.

      12. This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, and the Senior Manager and his Beneficiaries.

            IN WITNESS WHEREOF, the parties hereto have signed and entered into this Agreement on and as of the date first above written.

THE COMPANY:
                        By  ______________________________
                            Its Senior Vice President-
                            Human Resources

SENIOR MANAGER:       ________________________  __________
                      Signature                     Date

                                                  ______________________________
                                                      Senior Manager's Name

                       SOUTHWESTERN BELL CORPORATION

                             SENIOR MANAGEMENT

                   DEFERRED COMPENSATION PLAN AGREEMENT

                                 Exhibit A

                        19__ Unit of Participation
      Unit Start Date: _______, 19__ Unit Deferral Period: 48 Months

                                                          Annual Amount
                  Year                                      Deferred
                  ----                                    -------------
1.    Unit Start Date:

      19__   (commencing the first day
              of the month of January)                    $___________(1)

2.    19__                                                 ___________(1)

3.    19__                                                 ___________(1)

4.    19__   (ending the last day of
              the month of December)                       ___________(1)

                        Total Unit
                        Deferral Amount                      $___________

      Projected Employer Contribution                        $___________
      associated with this Unit of
      Participation

      Monthly Pre-Retirement Survivor                        $___________
      Benefit associated with this Unit
      of Participation

- ----------------------------------------------------------------
(1) This amount will be deferred in equal amounts on a monthly basis.